Exhibit 24.8

POWER OF ATTORNEY

WHEREAS, Selective Insurance Group, Inc., a New Jersey corporation (hereinafter referred to as the “Company”), proposes to file a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, for the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan; and

WHEREAS, the undersigned is a Director of the Company, as indicated below their signature;

NOW, THEREFORE, the undersigned, hereby constitutes and appoints Michael H. Lanza and Robyn P. Turner as attorney for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director of the Company, as indicated, to execute and file such Registration Statement on Form S-8 for the Selective Insurance Group, Inc. 2024 Omnibus Stock Plan and supplements thereto, hereby giving and granting to said attorney, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 2nd day of May, 2024.

/s/ H. Elizabeth Mitchell
Name: H. Elizabeth Mitchell
Title: Director